Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of July 19, 2021 (this “Agreement”), is made and entered into by and among Elan Polo International, Inc., a Missouri corporation (the “Buyer”), and Sequential Brands Group, Inc., a Delaware corporation (the “Seller” and, together with the Buyer, the “Parties”).

RECITALS

WHEREAS, the Seller owns 65% of the issued and outstanding limited liability company interests (the “Interests”) of DVS Footwear International LLC, a Delaware limited liability company (the “Company”), and

WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Interests and to satisfy any and all obligations owed by the Company to the Seller (the “Obligations”).

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Seller and the Buyer agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.1 Purchase and Sale of the Interests.

(a)       Upon the terms and subject to the conditions of this Agreement, the Seller shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase from the Seller, the Interests, effective as of the Closing.

(b)       In consideration for the purchase and sale of the Interests, at the Closing, the Buyer shall pay to the Seller (and/or its designated Affiliate) an amount in cash equal to $2,000,000 (the “Purchase Price”).

(c)       In addition to the Purchase Price, in order to reconcile the pre-Closing accounts of the Company, the Buyer shall pay to the Seller an amount in cash equal to $66,456 (the “Reconciliation Amount”), which the Parties agree represents the balance between the Company and the Buyer and the Seller, as the members of the Company (including distributions and expense allocations), receivables under the Aquarius License (defined below), and amounts payable under the Existing License Agreement (defined below), in each case as of the Closing Date and calculated as set forth on Schedule 1.1(c).

Section 1.2 Closing. The sale and purchase of the Interests shall take place at a closing (the “Closing”) to be held telephonically and through the exchange of documents electronically, on the date hereof (the “Closing Date”), or at such other place or at such other time or on such other date as the Seller and the Buyer mutually may agree in writing.

Section 1.3 Closing Deliverables.

(a)       At or prior to the Closing, the Buyer shall deliver to the Seller:

(i)       the Purchase Price;

(ii)       the Reconciliation Amount; and

(iii)       a duly executed counterpart of the Assignment of Membership Interests and Release attached hereto as Exhibit A.

(b)       At or prior to the Closing, the Seller shall deliver, or shall cause to be delivered, to the Buyer:

(i)       a duly executed counterpart of the Assignment of Membership Interests and Release attached hereto as Exhibit A; and

(ii)       a copy of the License Assignment attached hereto as Exhibit B duly executed by the Seller and the Company.

Section 1.4 Payment Terms. All payments by the Buyer pursuant to this Agreement shall be made in U.S. dollars by wire transfer of immediately available funds in accordance with the wire instructions set forth on Schedule 1.4 attached hereto or to such other instructions specified in writing by the relevant payee not less than three days prior to the date of such payment.

Section 1.5 Seller Receivables.

(a)       Following the Closing, promptly following the Buyer’s collection of any payments other than any amounts included in the Reconciliation Amount with respect to the Aquarius License (defined below) received between the Closing Date and August 31, 2021, the Buyer shall pay or cause to be paid to the Sellers 65% of such collected amount (each such payment, an “Aquarius Payment”) and shall, concurrently with such payment, deliver to the Seller a statement setting forth a calculation of such Aquarius Payment (the “Payment Statement”).

(b)       In no event shall the Buyer take any action with the intent or purpose of avoiding the obligation to make any Aquarius Payment. The Buyer shall maintain books and records that are adequate in all material respects to permit the calculation and independent verification of the amounts paid and receivable under the Aquarius License on a standalone basis. The Buyer shall, subject to applicable Law, use commercially reasonable efforts to collect the amounts receivable under the Aquarius License to the same extent as the Buyer would in the ordinary course of its business if the Aquarius Payments were not payable to the Seller, and shall not offset any amounts receivable under the Aquarius License against amounts owed by the Buyer or any of its Subsidiaries or Affiliates or offer discounts that have the effect of reducing the amounts receivable under the Aquarius License.

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(c)       Each Aquarius Payment and the Payment Statement shall become final and binding on the fifth business day following delivery thereof, unless prior to the end of such period, the Seller delivers to the Buyer written notice of its disagreement (the “Notice of Disagreement”) specifying the nature and amount of any dispute as to such Payment Statement.

(d)       If the Seller disagrees with such Payment Statement, during the five business day period following delivery of a Notice of Disagreement by the Seller to the Buyer, the Parties in good faith shall seek to resolve in writing any differences that they may have with respect to the calculation of the applicable Payment Statement. If the Seller and the Buyer agree in writing on the resolution of the dispute, the items or amounts so determined shall be final and binding on the Parties for all purposes hereunder.

(e)       If the Buyer and the Seller have not resolved all such differences by the end of such five business day period, the Buyer and the Seller shall submit, in writing, to an independent public accounting firm (the “Independent Accounting Firm”) agreed by the Parties, their briefs detailing their views as to the correct nature and amount of each item remaining in dispute and the amounts of the undisputed items, and the Independent Accounting Firm shall make a written determination as to each such disputed item and the amount of the undisputed items. The Buyer and the Seller shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within 30 days following the submission thereof. The Independent Accounting Firm shall consider only those items and amounts in the Buyer’s and the Seller’s respective calculations of the items and amounts that are identified as being items and amounts to which the Buyer and the Seller have been unable to agree. The scope of the disputes to be resolved by the Independent Accounting Firm shall be limited to correcting mathematical errors and determining whether the items and amounts in dispute were determined in accordance with the past practices of the Parties with respect to the Aquarius License, and the Independent Accounting Firm is not to make any other determination. In resolving any disputed item, the Independent Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Independent Accounting Firm’s determination of the disputed items or amounts shall be based solely on written materials submitted by the Buyer and the Seller (i.e., not on independent review). The determination of the Independent Accounting Firm shall be conclusive and binding upon the parties hereto and shall not be subject to appeal or further review.

(f)       The costs of any dispute resolution pursuant to this Section 1.5, including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by the Seller and the Buyer in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. The fees and disbursements of the representatives of each party incurred in connection with the preparation or review of the Payment Statement and preparation or review of any Notice of Disagreement, as applicable, shall be borne by such party.

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(g)       The Buyer and the Seller shall, and shall cause the Company to, afford the other party reasonable access during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of the Company and to any other information reasonably requested for purposes of preparing and reviewing the calculations contemplated by this Section 1.5.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Buyer as follows:

Section 2.1 Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Seller has full corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and performance by the Seller of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and is legal, valid, binding and enforceable upon and against the Seller (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity).

Section 2.2 No Conflict; Required Filings and Consents. Except as would be material to the Company, the execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby do not and will not (a) violate any provision of the certificate of incorporation or bylaws of the Seller or the certificate of formation or the Company LLCA; (b) conflict with or violate any federal, state or local statute, law, regulation, order, injunction or decree (“Law”) applicable to the Seller or the Company; (c) conflict with, create a breach or default under, require any consent of or notice to or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any Encumbrance upon any property or right of the Seller or the Company pursuant to, any contract, agreement, license, permit or other instrument to which the Seller or the Company is a party or by which the Seller or the Company may be bound, affected or benefited; or (d) require any consent or approval of, registration or filing with, or notice to any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a “Governmental Authority”).

Section 2.3 Interests. The Seller is the record and beneficial owner of the Interests, free and clear of any charge, limitation, condition, mortgage, lien, security interest, adverse claim, encumbrance or restriction of any kind (collectively, “Encumbrances”), other than the limitations on transfer set forth in the Limited Liability Company Operating Agreement of the Company, dated as of June 29, 2012, by and between the Seller and the Buyer (the “Company LLCA”) and the Interests along with the ownership interest of Buyer in the Company constitute all the ownership interests in the Company. The Seller has the right, authority and power to sell, convey, assign, transfer and deliver the Interests to the Buyer. At the Closing, the Buyer shall acquire good, valid and marketable title to the Interests and shall become the sole owner of the Company.

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Section 2.4 Intellectual Property.

(a)       Schedule 2.4 sets forth all of the material registered trademarks and domains owned directly or indirectly by the Company (collectively, the “DVS Intellectual Property”).

(b)       The Company is the sole record and beneficial owner of all of the DVS Intellectual Property, free from any Encumbrances.

(c)       To the knowledge of the Seller, all of the DVS Intellectual Property is valid, subsisting and enforceable in its Primary Jurisdiction.

(d)       Neither the Seller nor the Company is a party to any arrangement that is currently in effect in relation to the DVS Intellectual Property other than the DVS License Agreement – Worldwide Exclusive License, dated as of June, 2012 (as amended, the “Existing License”) and the DVS License Agreement – Exclusive License for the United States and Canada, dated January 2, 2014, by and between the Seller and Aquarius Ltd. (the “Aquarius License”). None of the Company or, to the Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any such contract.

Section 2.5 Brokers. Except for Stifel, Nicolaus & Co., Inc., no broker, finder or agent will have any claim against the Buyer or the Company for any fees or commissions in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Seller or any of its Affiliates. The Seller shall be responsible for paying any fee or commission due to Stifel, Nicolaus & Co., Inc.

Section 2.6 Company Financial Statements and Liabilities. The Company’s books and records and financial statements fairly present, in all material respects, the financial position of the Company. Immediately following the Closing, the Seller will have no ownership in the Company and will not be owed any amount by the Company or Buyer, except for any amounts due to the Seller pursuant to Section 1.5. The Seller knows of no liabilities of the Company other than those reflected in the financial information previously provided to Buyer.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller as follows:

Section 3.1 Organization; Authority. The Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Missouri. The Buyer has full corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and performance by the Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and is legal, valid, binding and enforceable upon and against the Buyer (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity).

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Section 3.2 No Conflict; Required Filings and Consents. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby do not and will not (a) conflict with or violate the certificate of incorporation or bylaws of the Buyer; (b) conflict with or violate any Law applicable to the Buyer; (c) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under or require any consent of any Person pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other contract to which the Buyer is a party; or (d) require any consent or approval of, registration or filing with, or notice to any Governmental Authority.

Section 3.3 Brokers. No broker, finder or agent will have any claim against the Seller for any fees or commissions in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Buyer.

Section 3.4 Buyer’s Investigation and Reliance. The Buyer is a sophisticated purchaser and has made its own independent investigation, review, and analysis regarding the Company, the Interests, and the transactions contemplated hereby, which investigation, review, and analysis were conducted by the Buyer together with expert advisors, including legal counsel, that it has engaged for such purpose. None of the Seller or any of its Affiliates or representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information concerning the Company contained herein or made available in connection with the Buyer’s investigation of the Company, except as expressly set forth in ARTICLE II, and the Seller and its Affiliates and representatives expressly disclaim any and all liability that may be based on such information or errors therein or omissions therefrom. The Buyer has not relied and is not relying on any statement, representation or warranty, oral or written, express or implied, made by the Seller or any of its Affiliates or representatives, except as expressly set forth in ARTICLE II. The Buyer has no knowledge or reason to believe that any of the representations or warranties made by the Seller as of the Closing Date are untrue, incomplete or inaccurate.

ARTICLE IV
COVENANTS

Section 4.1 Confidentiality. From and after the Closing Date, each party shall, and shall cause its Affiliates and representatives to, keep confidential, disclose only to its Affiliates or representatives and use only in connection with the transactions contemplated by this Agreement all information and data obtained by them from the other party or its Affiliates or representatives relating to the other party or its Affiliates or the transactions contemplated hereby (other than (i) information or data that is or becomes available to the public other than as a result of a breach of this Section 4.1 and (ii) information or data disclosed (a) to such party’s current, former or prospective limited partners, investors and lenders and their respective representatives, provided that the recipient of such information is subject to a customary confidentiality obligation, (b) in earnings releases or earnings calls or as otherwise advised by accountants, or (c) as required by applicable Law, applicable accounting rules, or applicable securities exchange rules).

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Section 4.2 Further Assurances. The Seller and the Buyer shall do, from time to time, such further acts and execute and deliver such further documents as may be required solely for the purpose of accomplishing the purposes of this Agreement. In furtherance of the foregoing, the Seller shall use commercially reasonable efforts to deliver to the Buyer copies of any and all records and documentation in the possession or control of the Seller or any of its Affiliates to the extent relating exclusively to the Company and its assets, whether maintained on hard copy, electronically or otherwise. The Buyer hereby waives any and all restrictions on transfer set forth in the Company LLCA that would prevent the sale and assignment of the Interests hereunder.

Section 4.3 Related Party Agreements. Effective as of the Closing, all agreements, arrangements and understandings between the Seller or any of its Affiliates (other than the Company), on the one hand, and the Company, on the other hand, shall be cancelled, without any consideration or further obligation or liability to any party and without the need for any further documentation. Effective as of the Closing, the Company shall cease to have access to any insurance policy or program of the Seller or any of its Affiliates.

Section 4.4 License Agreement Audit Right. The Seller’s representatives may, on reasonable notice during normal business hours, for six months after the Closing Date, examine the Buyer’s books and records with respect to the license and royalty agreements of the Company and make extracts or copies thereof; and any such audit commenced within such six-month period may continue through completion in the ordinary course. If an examination shows an understatement of sales by any licensee, the Buyer shall promptly (and in any event within five business days after its receipt of a copy of the examination report) pay to the Seller 65% of any additional amounts due to the Company under the applicable license.

ARTICLE V
INDEMNIFICATION

Section 5.1 Survival of Representations and Warranties. The representations and warranties of the Seller and the Buyer contained in this Agreement shall survive the Closing until the 12-month anniversary of the Closing Date.

Section 5.2 Indemnification by the Seller. The Seller shall save, defend, indemnify and hold harmless the Buyer, its Affiliates (including the Company) and its and their respective members, stockholders, managers, officers, directors, employees, agents and representatives and the successors and permitted assignees of the Buyer and its Affiliates (individually, a “Buyer Indemnified Party” and collectively, the “Buyer Indemnified Parties”) from and against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing, but excluding any unforeseeable, consequential, speculative, special, indirect, exemplary or punitive damages) (hereinafter collectively, “Losses”), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

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(a)       any breach of any representation or warranty made by the Seller contained in ARTICLE II; and

(b)       any breach of any covenant or agreement by the Seller contained in this Agreement to be performed wholly prior to the Closing Date.

Section 5.3 Indemnification by the Buyer. The Buyer shall save, defend, indemnify and hold harmless the Seller and its Affiliates and the respective representatives, successors and assigns of each of the foregoing from and against any and all Losses asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

(a)       any breach of any representation or warranty made by the Buyer contained in ARTICLE III;

(b)       any breach of any covenant or agreement by the Buyer contained in this Agreement to be performed wholly prior to the Closing Date; and

(c)       Buyer’s ownership of the Interests and operation of the Company.

Section 5.4 Limitations on Indemnification.

(a)       Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 5.4(b) and Section 5.4(c) below: (i) neither the Buyer nor the Seller (each, as applicable, an “Indemnifying Party”) shall be liable for any claim for indemnification pursuant to Section 5.2(a) or Section 5.3(a), as the case may be, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $20,000, in which case the Indemnifying Party shall be liable for the Losses in excess of such amount; (ii) the maximum aggregate amount of indemnifiable Losses which may be recovered from an Indemnifying Party arising out of or relating to the causes set forth in Section 5.2(a) or Section 5.3(a), as the case may be, shall be an amount equal to $100,000, provided that the foregoing limit shall not apply to the representations set forth in Section 2.1 (Organization and Authority), Section 2.3 (Interests), and Section 2.5 (Brokers), for which the maximum aggregate amount of indemnifiable Losses which may be recovered from an Indemnifying Party shall be the Purchase Price; and (iii) no claims for indemnification under Section 5.2(a) or Section 5.3(a), as the case may be, may be made after 12 months following the Closing Date.

(b)       Notwithstanding anything to the contrary contained herein, in no event shall an Indemnifying Party be liable to any indemnified party hereunder (as applicable, an “Indemnified Party”) for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity, or diminution of value or any damages based on any type of multiple other than any of the foregoing constituting Losses payable to third parties.

(c)       No party shall be liable under this ARTICLE V for any Losses arising out of matters within the knowledge of the Buyer on the Closing Date.

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Section 5.5 Procedures. Payment of amounts due under this indemnity shall be made promptly upon demand by the Indemnified Party as and when incurred by wire transfer of immediately available funds to an account designated in writing by the Indemnified Party to the Indemnifying Party.

Section 5.6 Mitigation. Each Indemnified Party shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Losses.

Section 5.7 Adjustments for Insurance and Taxes. Any amount of Losses which an Indemnifying Party is required to pay pursuant to this ARTICLE V shall be reduced by any amounts actually recovered and retained by or on behalf of the Indemnified Party under applicable insurance policies less the reasonable and documented costs or expenses incurred by the Indemnified Party in connection with such recovery, including any deductible to be paid in connection therewith (it being understood that any Indemnified Party shall be required to, in good faith, make a claim under all applicable insurance policies in connection with any indemnification claim hereunder). The amount of such Losses shall also be reduced by any tax benefit actually realized by the Indemnified Party or any Affiliate thereof in respect of such Loss. If the Indemnified Party receives any amounts under applicable insurance policies or from any other Person alleged to be responsible for any Losses, or actually realizes any tax benefit in connection with such Losses, subsequent to receiving an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for such payment made by such Indemnifying Party up to the amount received or realized by the Indemnified Party, net of any reasonable and documented expenses incurred by such Indemnified Party in collecting such amount.

Section 5.8 Treatment of Indemnity Claims. Any indemnification payment made by a party pursuant to this ARTICLE V shall be treated (including for tax purposes) as an adjustment to the Purchase Price hereunder and no party shall take any position inconsistent with such characterization.

Section 5.9 Exclusivity.

(a)       Except as specifically set forth in this Agreement, effective as of the Closing, the Buyer, on behalf of itself and any Buyer Indemnified Parties, waives any rights and claims any Buyer Indemnified Party may have against the Seller, regardless of the Law or legal theory under which such liability or obligation may be sought to be imposed, whether at law, in equity, contract, tort or otherwise, relating to the Company and/or the transactions contemplated hereby. The rights and claims waived by the Buyer, on behalf of itself and the other Buyer Indemnified Parties, include, without limitation, to the fullest extent permitted under applicable Law, claims for contribution or other rights of recovery arising out of or relating to any Law, claims for breach of contract, for breach (negligent or otherwise) of representation or warranty, and claims for breach of duty. After the Closing, this ARTICLE V will provide the exclusive remedy against the Seller for any breach of any representation, warranty, covenant or other claim arising out of or relating to this Agreement and/or the transactions contemplated hereby.

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(b)       The parties agree that the provisions in this Agreement relating to indemnification, and the limits imposed on the Buyer’s remedies with respect to this Agreement and the transactions contemplated hereby were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid to the Seller hereunder.

ARTICLE VI
GENERAL PROVISIONS

Section 6.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

Section 6.2 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

Section 6.3 Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof. Any such waiver by a party shall be valid only if set forth in writing by such party.

Section 6.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent by e-mail, overnight courier or registered or certified mail, postage prepaid, to the address set forth below, or to such other address as may be designated in writing by such party:

if to the Buyer, to:

Elan Polo International, Inc.

2005 Walton Road

St. Louis, MO 63114

Email: ebarreiro@elanpolo.com;
rswanson@elanpolo.com;acahill@elanpolo.com;

Attention: Alan Cahill

With a copy to:

Hugh W. Entrekin

TUNE, ENTREKIN & WHITE, P.C.

4235 HILLSBORO PIKE STE 300

NASHVILLE TN 37215

TELEPHONE 615/ 930-0230

hentrekin@tewlawfirm.com

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if to the Seller, to:

Sequential Brands Group, Inc.

1407 Broadway, 38th Floor

New York, NY 100018

Attention: Eric Gul

Email: EGul@sbg-ny.com

With a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Attention: Saee Muzumdar

Email: smuzumdar@gibsondunn.com

Section 6.5 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 6.6 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflict of laws principles of the State of Delaware.

Section 6.7 Jurisdiction and Venue. Any and all disputes arising under this Agreement shall be brought and resolved solely and exclusively in the courts located in the State of New York. Each party hereby irrevocably consents to the jurisdiction of such courts.

Section 6.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation, or alternative dispute resolution), government or grand jury investigation, or other action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

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Section 6.9 Entire Agreement. This Agreement constitutes the entire agreement, and supersede all prior written agreements, arrangements and understandings and all prior and contemporaneous oral agreements, arrangements and understandings between the parties with respect to the subject matter of this Agreement. No party to this Agreement shall have any legal obligation to enter into the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 6.10 Third-Party Beneficiaries. Except as provided in Section 4.3 and ARTICLE V, nothing in this Agreement shall confer upon any Person other than the parties and their respective successors and permitted assigns any right of any nature.

Section 6.11 Assignment; Successors. This Agreement may not be assigned by either party without the prior written consent of the other party, except that the Buyer may assign its rights, but not its obligations, under this Agreement to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon the parties and their respective successors and assigns.

Section 6.12 Severability. If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 6.13 Counterparts. This Agreement may be executed in counterparts (including facsimile and electronic transmission counterparts), all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 6.14 .pdf Signature. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.

Section 6.15 Certain Definitions. As used in this Agreement:

(a)       “Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

(b)       “Person” shall mean and include an individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

(c)       “Primary Jurisdiction” shall mean the United States of America.

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IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ELAN POLO INTERNATIONAL, INC.

By:	/s/ Richard J. Swanson
Name: Richard J. Swanson
Title: Secretary

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Chief Financial Officer